Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2015 Incentive Award Plan, 2015 Employee Stock Purchase Plan and the 2017 Employment Inducement Incentive Award Plan of our report dated March 1, 2017, with respect to the consolidated financial statements and schedule of Teladoc, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst Y Young LLP

July 14, 2017